                                                            Boyd
                                                            Final

                           PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made as of the ___ day of May, 1999, by and among The Center for Child Care and Development, Inc., a Massachusetts non-profit corporation ("Seller"), Quaker Fabric Corporation of Fall River, a Massachusetts corporation ("Buyer"), and joined in for the limited purposes set forth herein by Peter C. Bogle, Esq., as escrow agent ("Escrow Agent").

                                   BACKGROUND

      A. Seller is the owner of those certain parcels of land located in Fall River, Massachusetts, more particularly shown as Parcels C, D, and E on the plan attached hereto as Exhibit A hereto comprised of approximately 4.1 acres, together with all easements, rights and privileges appurtenant thereto, reserving over said Parcel C an easement for access and parking until the completion of certain work by Buyer, all in accordance with Section 4.7.4 below (the "Property").

      B. Seller is prepared to sell, transfer and convey the Property to Buyer, and Buyer is prepared to purchase and accept the same from Seller, all for the purchase price and on the other terms and conditions hereinafter set forth.

                              TERMS AND CONDITIONS

In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree:

      1. Sale and Purchase. Seller hereby agrees to sell, transfer and convey the Property to Buyer, and Buyer hereby agrees to purchase and accept the Property from Seller, in each case for the purchase price and on and subject to the other terms and conditions set forth in this Agreement.

      2. Purchase Price. The purchase price for the Property (the "Purchase Price") shall be Forty-Five Thousand Dollars ($45,000) per acre (i.e., approximately 4.1 acres for a purchase price of One Hundred Eighty-Four Thousand Five Hundred Dollars ($184,500), which, subject to the terms and conditions hereinafter set forth, shall be paid to Seller by Buyer as follows:

            2.1. Deposit. Upon the execution of this Agreement by Seller and Buyer, Buyer shall deliver to Escrow Agent, in immediately available funds, to be held in escrow and delivered in accordance with this Agreement, an initial cash deposit in the amount of Five Thousand Dollars ($5,000). Such amount, with all interest earned thereon, shall hereinafter be referred to as the "Deposit".

            2.2. Payment at Closing; Funding Agreement. At the consummation of the transaction contemplated hereby (the "Closing"), Buyer shall deliver to Escrow Agent cash in an amount equal to the Purchase Price less the Deposit. The Purchase Price, subject to adjustments and apportionments as set forth herein, shall be paid at Closing by certified or bank check or wire transfer of immediately available federal funds, transferred to the order or account of Seller or such other person as Seller may designate in writing.

            3. Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

            3.1. Authority. Seller is a Massachusetts non-profit corporation, duly organized and validly existing under the laws of the Commonwealth of Massachusetts and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.

            3.2. No Leases. There are no leases or occupancy agreements currently in effect which affect the Property, except for the billboard lease, true and correct copies of which are attached hereto as Schedule 3.2 (the "Lease").

            3.3. No Condemnation. Seller has not received any written notice of and to the best of Seller's knowledge there is no pending or contemplated condemnation, eminent domain or similar proceeding with respect to all or any portion of the Property.

            3.4. No Rights in Others. No person or other entity has any right or option to acquire, lease or occupy all or any portion of the Property, except as disclosed in this Agreement.

            3.5. Litigation. There is no action, suit or proceeding pending or, to the best of Seller's knowledge, threatened against or affecting the Property, or arising out of the ownership, management or operation of the Property, this Agreement or the transactions contemplated hereby.

            3.6 FIRPTA. Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Internal Revenue Code.

            3.7 Bankruptcy. Seller, as debtor, has not filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors.

      4. Conditions Precedent to Buyer's Obligations. All of Buyer's obligations hereunder are expressly conditioned on the satisfaction at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer, at Buyer's option):

            4.1. Accuracy of Representations. All of the representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made to the best of Seller's knowledge, and shall be true and correct in all material respects on the date of Closing with the same effect as if made on and as of such date.

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            4.2. Performance. Seller shall have performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

            4.3. Documents and Deliveries. All instruments and documents required on Seller's part to effectuate this Agreement and the transactions contemplated hereby shall be delivered to Buyer and shall be in form and substance consistent with the requirements herein.

            4.4. Off-Site and Permitting Conditions. Prior to the Closing, Buyer shall have acquired adjacent parcels of land owned by Terrance LaBerge, Montaup Electric Company, and Pelletier, and shall have received from the City of Fall River commitments satisfactory to Buyer to provide adequate utility service and road and bridge access to the Property. In addition, Buyer shall have received such permits and approvals as may be required from federal, state and local officials having jurisdiction for the development of a facility for Buyer's corporate activities on the Property. The conditions set forth in this Section
4.4 shall be acceptable to Buyer in its sole discretion; such conditions are hereafter referenced as the "Section 4.4 Conditions". At any time during the term of this Agreement, Buyer may terminate this Agreement by giving written notice that the Section 4.4 Conditions have not been satisfied, in which event the Deposit shall be delivered forthwith to Seller as consideration for this Agreement, and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.

            4.5. Estoppel Certificate re Lease. Seller shall use reasonable efforts to obtain from the current tenant under the Lease and deliver to Buyer an Estoppel Certificate regarding the Lease in the form attached hereto as Exhibit D ("Lease Estoppel"). In the event that Seller is unable, despite such efforts, to obtain the Lease Estoppel, Seller shall deliver to Buyer at the Closing a Seller Estoppel Certificate in the form attached hereto as Exhibit E ("Seller Lease Estoppel").

            4.6. Inspection Period; Access; Purchase "As Is".

                  4.6.1. During the term of this Agreement, Buyer, its agents and representatives, shall be entitled to enter upon the Property, upon reasonable prior notice to Seller, to perform inspections and tests of the Property, including surveys, environmental studies, examinations and tests. Prior to the Closing, Buyer shall not disclose the results of testing for hazardous materials to Seller (unless requested by Seller) or to third parties, except to the extent disclosure of an imminent hazard is required by applicable law, provided that Buyer may make such disclosure to any party providing financing for Buyer's development of the Property on the same basis of confidentiality as to which Buyer is subject hereunder. Buyer shall repair any damage to the Property caused by any tests or investigations conducted by Buyer, and indemnify Seller from any and all liabilities, claims, costs and expenses resulting therefrom. The foregoing indemnification shall survive Closing or the termination of this Agreement. Buyer shall cause its agents to provide evidence of public liability insurance which names Seller as an additional insured in the minimum amount of One Million Dollars ($1,000,000.) as a condition of such entry.

                  4.6.2. The term "Inspection Period," as used herein, shall mean the period ending on the date which is sixty (60) days after the date of execution of this Agreement by Buyer and Seller. Buyer may terminate this Agreement by giving written notice of such election to Seller on any day prior to and including the final day of the Inspection Period, in which event the Deposit shall be delivered forthwith to Seller and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. In the absence of such written notice, the contingency provided for in this Section 4.6.2 no longer shall be applicable, and this Agreement shall continue in full force and effect.

            4.7. Title and Survey Matters. Buyer acknowledges that Buyer has had the opportunity to review the status of title and survey matters with respect to the Property, and is satisfied (a) as to title matters with respect to record title to the Property through May 12, 1999, except as set forth in Section 4.7.1 below ("Approved Title"), and (b) as to survey matters through the date of this Agreement ("Approved Survey").

                  4.7.1 Title Clearance Matter. Seller hereby agrees to complete the following title clearance matter prior to or at the time of Closing, the completion of which shall be a condition to the performance of Buyer hereunder:

Partial release of mortgage and related documents to BankBoston, N.A., as to the Property to be conveyed hereunder.

                  4.7.2 Material Adverse Change. Between the expiration of the Inspection Period and the date of Closing, there shall have been no material adverse change in the condition of the Property, and no change to title or survey matters from the Approved Title and the Approved Survey shall have arisen.

                  4.7.3 Right of Way Easement to Seller. Buyer hereby agrees to grant to Seller a right of way easement over an accessway to be constructed by the City of Fall River from the existing Frontage Road in the approximate location shown as the hatched area on the plan attached hereto as Exhibit A (the "Right of Way Easement"), such easement to be granted to Seller for all purposes for which a public way is used upon completion of such accessway. Such Right of Way Easement shall not be required if the subject area is incorporated into a public way owned by the City of Fall River.

                  4.7.4 Parking and Site Improvements. In consideration of the agreements of Seller hereunder, Buyer agrees to install at its expense the parking and site improvements shown on the plan attached hereto as Exhibit B, provided that the water, sewer and road improvements shown on Exhibit B shall be the responsibility of the City of Fall River, and the installation of the gas line shall be the responsibility of the local gas company (provided that Buyer shall be responsible for such installation cost if the same is required by the gas company). Seller agrees to cooperate with Buyer, the City of Fall River and the local gas company to permit the installation of such facilities on Buyer's development schedule. Pending completion of such improvements, Buyer shall grant to Seller a temporary easement for access and parking purposes in the same location as used at present by Seller. Buyer agrees that (a) Buyer shall not disrupt the current parking area on the Premises until Buyer has constructed replacement parking on Seller's remaining land in accordance with Exhibit B, and
(b) Buyer shall not construct the replacement parking on Seller's remaining land until the City of Fall River has installed the water and sewer service and the local gas company has installed the gas service to Seller's remaining land in accordance with Exhibit B. Seller agrees that Seller shall be solely responsible for the removal and remediation of any underground storage tanks located on Seller's remaining land, and shall perform such work by no later than sixty (60) days after either (a) Buyer notifies Seller that the gas line to be provided hereunder has been installed in accordance with Exhibit B, or (b) Buyer has installed at Buyer's expense (provided that Seller shall be responsible for purchasing fuel therefor) a temporary above ground tank for oil service to the building on Seller's remaining land until the gas line is installed, so as not to disrupt Buyer's schedule for development of its new facilities and the performance of its work under this Section 4.7.4.

            4.8. Board Approvals. Prior to the expiration of the Inspection Period, Seller shall deliver to Buyer written confirmation that Seller has received the approval of Seller's Board of Directors to enter into this Agreement and perform its obligations hereunder. Buyer hereby confirms that this transaction has been approved by its Board of Directors.

      5. Failure of Conditions. Except as otherwise provided in Section 9.2 hereof, in the event Seller shall not be able to convey title to the Property on the date of Closing in accordance with the provisions of this Agreement, then Buyer shall have the option, exercisable by written notice to Seller at or prior to Closing, of (i) accepting at Closing such title as Seller is able to convey and/or waiving any unsatisfied condition precedent, with no deduction from or adjustment of the Purchase Price, or (ii) declining to proceed to Closing. In the latter event, except as expressly set forth herein, all obligations, liabilities and rights of the parties under this Agreement shall terminate, and the Deposit shall be returned to Buyer.

      6. Closing; Deliveries.

            6.1. Time of Closing. The Closing shall take place at 2:00 p.m. on a date specified by seven (7) days prior written notice from Buyer to Seller at the offices of Peter C. Bogle, Esq. 57 North Main Street, Fall River, Massachusetts, no later than August 20, 1999, unless otherwise agreed to in writing by both Seller and Buyer. Time is of the essence of this Agreement.

            6.2. Seller Deliveries. At Closing, Seller shall deliver to Buyer the following, and it shall be a condition to Buyer's obligation to close that Seller shall have delivered the same to Buyer:

                  6.2.1. A Massachusetts Quitclaim Deed to the Property from Seller, duly executed and acknowledged by Seller, in form reasonably satisfactory to Buyer, in accordance with the Title Standards of the Massachusetts Conveyancers Association, subject only to such title matters as are approved by Buyer pursuant to Sections 4.7 and 4.8.

                  6.2.2. The Title Clearance Matters referenced in Section 4.7.1 above.

                  6.2.3. Such affidavits or letters of indemnity as the title insurer shall require in order to issue, without extra charge, an owner's policy of title insurance free of any exceptions for unfiled mechanics' or materialmen's liens for work performed by Seller prior to Closing, or for rights of parties in possession (except for the tenant under the Lease).

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                  6.2.4. A Non-Foreign Affidavit as required by the Foreign
Investors in Real Property Tax Act ("FIRPTA"), as amended, in the form of Exhibit C, duly executed by Seller.

                  6.2.5. A certification by Seller that all representations and warranties made by Seller in Article 3 of this Agreement are true and correct on the date of Closing, except as may be set forth in such certificate.

                  6.2.6 A Clerk's Certificate of Vote from Seller in form satisfactory to the title insurer to confirm the authority of Seller to perform its obligations under this Agreement.

                  6.2.7 The executed Lease Estoppel in the form of Exhibit D or the executed Seller Lease Estoppel in the form of Exhibit E, in accordance with
Section 4.5 above.

                  6.2.8. All other instruments and documents reasonably required to effectuate this Agreement and the transactions contemplated hereby. To the extent possible, all closing documents shall be submitted to Seller's counsel for its review and approval at least seven (7) days prior to Closing.

            6.3. Buyer Deliveries. At Closing, Buyer shall deliver to Seller the following, and it shall be a condition to Seller's obligation to close that Buyer shall have delivered the same to Seller:

                  6.3.1. In accordance with Seller's instructions, a bank or certified check in the amount required under Section 2.2 hereof (subject to the adjustments provided for in this Agreement), transferred to the order or account of Seller or to such other person or persons as Seller shall designate in writing.

                  6.3.2. All other instruments and documents reasonably required to effectuate this Agreement and the transactions contemplated hereby.

      7. Apportionments; Taxes; Expenses.

            7.1 Taxes, Rent and Utility Expenses. All real estate taxes, charges and assessments affecting the Property ("Taxes"), rent under the Lease, and any water and sewer charges, shall be prorated on a per diem basis as of the date of Closing. If any Taxes have not been finally assessed as of the date of Closing for the current fiscal year of the taxing authority, then the same shall be adjusted at Closing based upon the most recently issued bills therefor, and shall be re-adjusted when and if final bills are issued.

            7.2. Expenses. Each party will pay all its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, (1) all costs and expenses stated herein to be borne by a party, and (2) all of their respective accounting, legal and appraisal fees. Buyer, in addition to its other expenses, shall pay at Closing
(1) all recording charges incident to the recording of the deed for the Real Property and the easement relocation documents, and (2) Buyer's title and survey costs. Seller, in addition to its other expenses, shall pay at Closing all documentary stamps, deed stamps and realty transfer taxes.

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      8. Omitted.

      9. Remedies.

            9.1. Buyer Default. In the event Buyer breaches or fails, without legal excuse, to complete the purchase of the Property or to perform its obligations under this Agreement, then Seller shall, as its sole remedy therefor, be entitled to receive the Deposit (and not as a penalty) in lieu of, and as full compensation for, all other rights or claims of Seller against Buyer by reason of such default. Thereupon this Agreement shall terminate and the parties shall be relieved of all further obligations and liabilities hereunder, except as expressly set forth herein. Buyer and Seller acknowledge that the damages to Seller resulting from Buyer's breach would be difficult, if not impossible, to ascertain with any accuracy, and that the liquidated damage amount set forth in this Section represents both parties' best efforts to approximate such potential damages.

            9.2 Seller Default. In the event Seller breaches or fails, without legal excuse, to complete the sale of the Property or to perform its obligations under this Agreement, Buyer may, as its sole remedy therefor, either (i) enforce specific performance of this Agreement against Seller, or (ii) terminate this Agreement and receive its Deposit from Escrow Agent.

      10. Possession. Possession of the Property shall be surrendered to Buyer at Closing.

      11. Notices. All notices and other communications provided for herein shall be in writing and shall be sent to the address set forth below (or such other address as a party may hereafter designate for itself by notice to the other parties as required hereby) of the party for whom such notice or communication is intended:

            11.1. If to Seller:

                              Sister Kathleen Harrington
                              The Center for Child Care and Development, Inc. 2028 Rodman Street
                              Fall River, MA 02720

            With a copy to:

                              Peter C. Bogle, Esq.
                              Bogle & DeAscentis, P.C.
                              57 North Main Street
                              Fall River, MA 02722
                              Fax No.: 508-677-9300

            11.2. If to Buyer:

                              Quaker Fabric Corporation of Fall River
                              941 Grinnell Street
                              Fall River, MA 02721
                              Fax No: 508-678-2656

                              Attn: Cynthia L. Gordan, Vice President/General
                                    Counsel

            With a copy to:

                              Hale and Dorr LLP
                              60 State Street
                              Boston, Massachusetts 02109
                              Fax No.: 617-526-5000
                              Attention:  Katharine E. Bachman, Esq.

Any such notice or communication shall be sufficient if sent by registered or certified mail, return receipt requested, postage prepaid; by hand delivery; or by overnight courier service. Any such notice or communication shall be effective when deposited with the mail or overnight courier service, or if by hand, when delivered or when delivery is refused.

      12. Brokers. Buyer and Seller each represents to the other that it has not dealt with any broker or agent in connection with this transaction ("Brokers"). Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys' fees) arising out of a breach of its representation set forth in this Section 12. The provisions of this
Section 12 shall survive Closing or the termination of this Agreement.

      13. Escrow Agent. Escrow Agent shall hold the Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

            13.1. Obligations. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

            13.2. Reliance. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent's duties under this Agreement shall be limited to those provided in this Agreement.

            13.3. Indemnification. Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Seller and Buyer, severally, shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection Seller and Buyer shall indemnify Escrow Agent against any and all expenses including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

            13.4. Disputes. If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, or the application of the Deposit, Escrow Agent shall hold the Deposit until the receipt of written instructions from both Buyer or Seller or a final order of a court of competent jurisdiction. In addition, in any such event, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Agent shall be indemnified for all costs and reasonable attorneys' fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

            13.5. Counsel. Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection when acting in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

            14. Miscellaneous.

            14.1. Assignability. Buyer may not assign or transfer all or any portion of its rights or obligations under this Agreement to any other individual, entity or other person without the consent thereto by Seller, such consent not to be unreasonably withheld or delayed. However, Buyer may assign or transfer such rights and obligations to any entity controlled by, controlling or under common control with Buyer. In the event of any such permitted assignment, Buyer shall remain liable hereunder.

            14.2. Governing Law; Bind and Inure. This Agreement shall be governed by the law of the Commonwealth of Massachusetts and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

            14.3. Recording. This Agreement or any notice or memorandum hereof shall not be recorded in any public record. A violation of this prohibition shall constitute a material breach of Buyer, entitling Seller to terminate this Agreement, in which event Seller shall be entitled to the Deposit hereunder.

            14.4. Time of the Essence. Time is of the essence of this Agreement.

            14.5. Headings. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

            14.6. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            14.7. Exhibits. All Exhibits which are referred to herein and which are attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement.

            14.8. Survival. Unless otherwise expressly stated in this Agreement, each of the warranties and representations of Seller and Buyer shall survive the Closing and delivery of the deed and other closing documents by Seller to Buyer, and shall not be deemed to have merged therewith; provided, however, that (except as to the obligations of Buyer under Sections 4.7.3 and Section 4.7.4 above) any suit or action for breach of any of the representations or warranties set forth herein must be commenced within one (1) year after the Closing or any claim based thereon shall be deemed irrevocably waived.

            14.9. Use of Proceeds to Clear Title. To enable Seller to make conveyance as herein provided, Seller may, at the time of Closing, use the Purchase Price or any portion thereof to clear the title of any or all encumbrances or interests, provided that provision reasonably satisfactory to Buyer's attorney is made for prompt recording of all instruments so procured in accordance with the standards of the Massachusetts Conveyancer's Association.

            14.10. Submission not an Offer or Option. The submission of this Agreement or a summary of some or all of its provisions for examination or negotiation by Buyer or Seller does not constitute an offer by Seller or Buyer to enter into an agreement to sell or purchase the Property, and neither party shall be bound to the other with respect to any such purchase and sale until a definitive agreement satisfactory to the Buyer and Seller in their sole discretion is executed and delivered by both Seller and Buyer.

            14.11 No Marketing. Seller shall remove the Property from the market and cease all discussions with other prospective purchasers, and shall not solicit nor accept any offers, whether or not binding, regarding the Property during the term of this Agreement.

            14.12 Omitted.

            14.13. Entire Agreement; Amendments. This Agreement and the Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SELLER:                                THE CENTER FOR CHILD CARE
                                       AND DEVELOPMENT, INC.

                                       By: ____________________________________


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

                                           Its:


BUYER:                                 QUAKER FABRIC CORPORATION
                                       OF FALL RIVER

                                       By: _________________________________
                                           Larry A. Liebenow
                                           President and Chief Executive Officer


ESCROW AGENT:

____________________________________
                Peter C. Bogle, Esq.


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

                                List of Exhibits

Exhibit A         -     Description of Land
Exhibit B         -     Description of Parking and Site Improvements
Exhibit C         -     Non-Foreign Affidavit
Exhibit D         -     Lease Estoppel
Exhibit E         -     Seller Lease Estoppel


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

                                    EXHIBIT A

                             DESCRIPTION OF THE LAND
                               (Follows this Page)

                                    EXHIBIT B
                                Site Improvements

                                    EXHIBIT C

                              NON-FOREIGN AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ___________________________________ ("Seller"), the undersigned hereby certifies the following:

      1. Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

      2.    Seller's U.S. taxpayer identification number is [___________]; and

      3.    Seller's address is ________________________________.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both. Under penalties of perjury, the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct, and complete, and further declares that it has authority to sign this document.

Date:  As of _____________, ____


                                          By: __________________________________
                                              Name:
                                              Title:


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

                                                                       EXHIBIT D

                              ESTOPPEL CERTIFICATE

Quaker Fabric Corporation of Fall River
941 Grinnell Street
Fall River, Massachusetts 02721

      Re: Billboard Lease - Frontage Road, Fall River, Massachusetts

Ladies and Gentlemen:

Reference is made to a Billboard Lease dated December 31, 1991 between The Center for Child Care Development, Inc. and Daniel Galligan d/b/a/ Signcor with respect to the above premises ("Lease"). The undersigned acknowledges that Quaker Fabric Corporation of Fall River intends to acquire the premises subject to the Lease, and that it is entitled to and shall rely upon the matters set forth herein. Accordingly, the undersigned certifies as follows:

      1. Attached hereto is a true, correct and complete copy of the Lease, which Lease has not been amended, modified or supplemented in any way, and the same represents the entire agreement of the parties with respect to the Lease.

      2. The term of the Lease expires on December 31, 2001, subject to the right on the part of the Lessee to terminate the Lease on the terms set forth therein, and on the part of the Lessor to terminate the Lease by giving thirty (30) days' notice in writing by certified mail to Lessee at the address set forth in the Lease.

      3. The Lease has not been sublet. The Lease was assigned by Daniel Galligan d/b/a Signcor, to Finney Signs of Fall River, which, in turn, assigned the Lease to the undersigned A.K. Media of Stoughton, a ___________________________ corporation having an address of __________________________________. The undersigned is the sole holder of the interest of the Lessee under the Lease, and the prior assignors have no interest therein.

      4. The annual rent payable under the Lease for the period from July 1, 1998 through June 30, 1999 is $________________, which amount has been paid in full. The annual rent payable under the Lease for the period from July 1, 1999 through June 30, 2000 is $________________, of which ________________ has been paid prior to the date hereof.

      5. The undersigned has no existing defenses or offsets against the enforcement of the Lease by the Lessor.

      EXECUTED as a sealed instrument this _______ day of ___________, 1999.

                                          _____________________________

                                    EXHIBIT E

                           SELLER ESTOPPEL CERTIFICATE

Quaker Fabric Corporation of Fall River
941 Grinnell Street
Fall River, Massachusetts 02721

      Re: Billboard Lease - Frontage Road, Fall River, Massachusetts

Ladies and Gentlemen:

Reference is made to a Billboard Lease dated December 31, 1991 between The Center for Child Care Development, Inc. and Daniel Galligan d/b/a/ Signcor with respect to the above premises ("Lease"). The undersigned acknowledges that Quaker Fabric Corporation of Fall River intends to acquire the premises subject to the Lease, and that it is entitled to and shall rely upon the matters set forth herein. Accordingly, the undersigned certifies as follows:

      1. Attached hereto is a true, correct and complete copy of the Lease, which Lease has not been amended, modified or supplemented in any way, and the same represents the entire agreement of the parties with respect to the Lease.

      2. The term of the Lease expires on December 31, 2001, subject to the right on the part of the Lessee to terminate the Lease on the terms set forth therein, and on the part of the Lessor to terminate the Lease by giving thirty (30) days' notice in writing by certified mail to Lessee at the address set forth in the Lease.

      3. Upon information and belief, based upon oral representations made to it, the Lease was assigned by Daniel Galligan d/b/a Signcor, to Finney Signs of Fall River, which, in turn, assigned the Lease to A.K. Media, Inc. of Stoughton, a ___________________________
            corporation having an address of __________________________________.

      4. The annual rent payable under the Lease for the period from July 1, 1998 through June 30, 1999 is $________________, which amount has been paid in full. The annual rent payable under the Lease for the period from July 1, 1999 through June 30, 2000 is $________________, of which ________________ has been paid prior to the date hereof.

      5. The undersigned has no existing defenses or offsets against the enforcement of the Lease by the Lessor.

      EXECUTED as a sealed instrument this _______ day of ___________, 1999.

                                        THE CENTER FOR CHILD
                                        CARE AND DEVELOPMENT, INC.

                                        By:_____________________________________

                                        Its:____________________________________


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